Exhibit 23.1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent inclusion in this Registration Statement on Post-Effective Amendment No. 1 to Form F-1 of our report dated June 13, 2025, except for the effects of the reorganization as described in Note 1 and Note 22 which is dated September 22, 2025, with respect to the consolidated financial statements of APEX Global Solutions Limited and Subsidiaries (the “Company”) as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, including the related consolidated balance sheets, consolidated statements of operations and comprehensive income, consolidated statements of changes in shareholders’ equity, and consolidated statements of cash flows.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

October 28, 2025